EXHIBIT 10.13

DATED	June 24, 2004

BURDALE FINANCIAL LIMITED

and

VIEWSONIC EUROPE LIMITED

and

FURNESS LOGISTICS B.V.

THIRD PARTY PLEDGEHOLDER AGREEMENT

Nabarro Nathanson

Lacon House

Theobald’s Road

London  WC1X 8RW

Tel:  020 7524 6000

THIRD PARTY PLEDGEHOLDER AGREEMENT

DATE JUNE 24, 2004

PARTIES

(1)                        BURDALE FINANCIAL LIMITED a company incorporated and existing under laws of England, having its registered office at 53 Queen Anne Street, London W1G 9HP (registered in England and Wales under number 2656007), represented for the purposes hereof by Nigel Hogg (the “Pledgee”);

(2)                        VIEWSONIC EUROPE LIMITED (Company registration number 03131161) a company incorporated and existing under the laws of England, having its registered office at ViewSonic House, Fleming Way, Crawley West Sussex RH10 9GA represented for the purposes hereof by Christopher M. Franey (the “Pledgor”); and

(3)                        FURNESS LOGISTICS MOERDIJK B.V. a company incorporated and existing under the laws of the Netherlands, having its registered office at Trade boulevard 4, Havennummer 528, 4761, Moerdijk represented for the purposes hereof by Piet Mulders (the “Third Party Pledgeholder”).

The Pledgee, the Pledgor and the Third Party Pledgeholder are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

(A)                    Pursuant to a facility agreement dated as of 24 June 2004 the Pledgee has agreed to make available to the Pledgor financial facilities up to twenty million US dollars ($20,000,000) as may be further amended, supplemented or restated form time to time (the “Facility Agreement”).

(B)                      Pursuant to a Pledge Agreement dated 24 June 2004 (the “Pledge Agreement”), the Pledgor has pledged to the Pledgee its trading stock and other moveable assets located in the Netherlands, including computer monitors and all other inventory (the “Goods”),  thus creating a first ranking non-possessory right of pledge on the Goods.

(C)                      The Pledgor is the owner of Goods stored at warehouses, operated by the Third Party Pledge holder The Parties are entering into this third party pledgeholder agreement in order to convert the non-possessory right of pledge created under the Pledge Agreement into a possessory right of pledge with respect to the Goods located from time to time at the Warehouses.

IT IS AGREED AS FOLLOWS:

1.                            DEFINITIONS AND INTERPRETATION

1.1                                          Unless otherwise defined herein capitalised terms used in this Agreement, including the recitals hereto, shall have the meaning given thereto in the Pledge Agreement.

1.2                                          In this Agreement, the terms used will have the following meaning, unless they are expressly otherwise defined and the headings shall not affect its interpretation:

“Additionally Pledged Products”

means all the products belonging to the Pledgor and stored at the Warehouses substituting, replacing or complementing the Initially Pledged Products;

“Agreement”

means this agreement, as may be amended, modified and/or restated from time to time;

“Business Day”

means any day not being a Saturday, Sunday or Bank holiday when banks are open for business in London and the Netherlands;

“Event of Default”

means any of the events specified in clause 22 of the Facility Agreement;

“Initially Pledged Products”

means all the products of the Pledgor now stored at the Warehouses;

“Obligors”

means the Facility Companies and the Guarantors, as each such term is defined by the Facility Agreement;

“Pledged Products”

means both the Initially Pledged Products and the Additionally Pledged Products;

“Warehouses”

means the warehouses operated by the Third Party Pledgeholder, located at:

(i)  Tradeboulevard 4, Havennummer 528, 4761 RL Moerdijk; and

(ii)  other premises of the Third Party Pledgeholder located at Moerdijk;

“Secured Indebtedness”

means at any time all present and future obligations and liabilities, whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever, of each Obligor to the Pledgee.

1.3                                          References to parties do include their successors and assigns.

2.                            APPOINTMENT OF A THIRD PARTY PLEDGEHOLDER

2.1                                          The Pledgor and the Pledgee hereby agree that as of the signing of this Agreement the Pledged Products shall be held by the Third Party Pledgeholder as third party exercising control (feitelijke macht) over the Pledged Products within the meaning of article 3:236 paragraph 1 of the Dutch Civil Code. The Third Party Pledgeholder hereby agrees to so hold the Pledged Products and agrees in particular that it shall not release or deliver any of the Pledged Products:

(a)                        to the Pledgor, or to any other person, except with the authorisation of the Pledgee;

(b)                       to the Pledgee, except as pursuant to Sub clauses 2.4 and 3.4.

2.2                                          The Pledgee hereby authorises the Pledgor to dispose of the Pledged Products in its ordinary course of business as long as no Event of Default has occurred and provided that the removal of the products from the Warehouses is physically carried out by the Third Party Pledgeholder.

2.3                                          The provisions of this Agreement shall cease to apply to and the Pledgee hereby waives, renounces and relinquishes its security rights granted by this Agreement in respect of such Pledged Products sold and delivered to a third party in conformity with these provisions.

2.4                                          The Pledgee may withdraw the authorisation under 2.2 at any time by giving written notice to the Pledgor and the Third Party Pledgeholder. The Third Party Pledgeholder undertakes not to remove any Pledged Product after it receives such written notice from the Pledgee.

2.5                                          For the avoidance of doubt, if and to the extent that this Agreement and the mechanisms set out in the Pledge Agreement fail to create a valid right of possessory pledge on the Pledged Products on behalf of the Pledgee, the Pledged Products will still be subject to the non-possessory right of pledge, which right of pledge will be subject to the terms and conditions of the Pledge Agreement.

3.                            UNDERTAKINGS

3.1                                          The Third Party Pledgeholder undertakes to release, return or deliver all of the Pledged Products to the Pledgee or its designee after receipt of the written notice referred to in Clause 2.4.

3.2                                          The Third Party Pledgeholder undertakes to segregate the Pledged Products kept in the Warehouses in a way which shall avoid any confusion with similar third party products stored in the Warehouses and to comply with any reasonable instruction of the Pledgee to indicate that the Pledged Products are pledged in favour of the Pledgor.

3.3                                          The Third Party Pledgeholder confirms and agrees with the Pledgor and the Pledgee that:

3.3.1                                                    it is not the beneficiary of any lien, claim or option over the Pledged Products and does not hold any other interest in the Pledged Products;

3.3.2                                                    it will not create any lien nor acquire any interest in such Pledged Products and that it agrees not to levy or distrain on the Pledged Products or to assert any claim against the Pledge Products or part of it,; and

3.3.3                                                    at the date of this Agreement, it has no outstanding claim against the Pledgor.

3.4                                          The Third Party Pledgeholder undertakes to release the Pledged Products on first request of the Pledgee to the bailiff acting for the account of the Pledgee, upon notification by the latter of a judgment of foreclosure of the pledge given according to the applicable law which has become (provisionally) enforceable notwithstanding opposition or appeal. Such release shall however not exceed the amount of the Secured Indebtedness.  The costs of such release, if any, shall be borne by the Pledgor.

3.5                                          The Third Party Pledgeholder undertakes not to store the Pledged Products in another location than the Warehouses.

4.                            OBLIGATIONS OF THE PLEDGEE

4.1                                          In case of foreclosure of the pledge, the Pledgee undertakes:

4.1.1                                                    to pay to the Third Party Pledgeholder all fees due by the Pledgor under the last invoice in progress, provided that it is subrogated in the rights of the Third Party Pledgeholder vis-à-vis the Pledgor; and

4.1.2                                                    to pay for the services rendered by the Third Party Pledgeholder, at the tariff agreed between the Pledgor and the Third Party Pledgeholder, for as long as these services will be required by it, provided that it is subrogated in the rights of the Third Party Pledge holder vis-à-vis the Pledgor.

4.2                                          The Pledgee undertakes to promptly notify the Third Party Pledgeholder of the release of the pledge if the security created by the Pledge Agreement is discharged.

4.3                                          If any storage fees or associated costs are not paid to the Third Party Pledgeholder in respect of services provided to the Pledgor, the Third Party Pledgeholder shall have and may exercise a first priority lien over the Goods to recover such fees and costs.

5.                            WAIVERS

The rights of the Pledgee under this Agreement (whether arising pursuant hereto or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise, or any delay in exercising, any of such rights shall not operate, as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on its part, or on its behalf, shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

6.                            MISCELLANEOUS

6.1                                          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

6.2                                          In case anyone or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this agreement and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

In such case the Parties shall negotiate in good faith in order to replace such term or provision by another term or provision with a similar effect, to the extent permitted by applicable law.

6.3                                          No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

7.                            COSTS AND EXPENSES

7.1                                          All costs and expenses incurred by the Pledgee pursuant to this Agreement shall be borne by the Pledgor.

8.                            TERMINATION

8.1                                          The Parties agree that this Agreement will terminate upon the termination of both the non-possessory right of pledge pursuant to the Pledge Agreement and the possessory right of pledge pursuant to this Agreement.

9.                            NOTICES

9.1                                          Any notice or other communication requiring to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered or sent:

In case of the Pledgee:

BURDALE FINANCIAL LIMITED

53 Queen Anne Street

London

W1G 9HP

England

Fax: 0044 20 7935 4445

For the attention of the Company Secretary

In case of the Pledgor:

VIEWSONIC EUROPE LIMITED

ViewSonic House

Fleming Way, Crawley

West Sussex

RH10 9GA

Fax: 0044 1293 643 915

For the attention of the European Legal Counsel

In case of the Third Party Pledgeholder:

Tradeboulevard 4

Havennummer 528

4761 RL Moerdijk

Fax:

For the attention of: Piet Mulders

9.2                                          Any such notice or other communication shall be delivered by hand or sent by courier, fax or prepaid first class post.  If sent by courier or fax such notice or communication shall conclusively be deemed to have been given or served at the time of dispatch.  If sent by post such notice or communication shall conclusively be deemed to have been received two business days from the time of posting.

10.                     GOVERNING LAW AND SUBMISSION TO JURISDICTION

10.1                                    This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

10.2                                    In case of dispute which may arise out of or in connection with this Agreement, the Courts of Amsterdam, the Netherlands, shall have exclusive jurisdiction.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as the date the first above written.

Signed on behalf of BURDALE FINANCIAL		)
LIMITED in the presence of:		)

Witness:	/s/ Nigel B. Hogg

Name: Nigel B. Hogg

Address: 53 Queen Anne Street

London

W1G 9HP, England

Occupation: Director

Signed on behalf of VIEWSONIC EUROPE		)
LIMITED in the presence of:		)

Witness:	/s/ Christoper Franey

Name: Christopher Franey

Address: ViewSonic House

Fleming Way, Crawley

West Sussex, RH10 9GA

Occupation: President

Signed on behalf of FURNESS LOGISTICS		)
MOERDIJK B.V.		)
in the presence of:		)

Witness:	/s/ Piet Mulders

Name: Piet Mulders

Address: Tradeboulevard 4

Havennummer 528

4761 RL Moerdijk

Occupation: Operations Manager